UNITED STATES
        SECURITIES AND EXCHANGE
COMMISSION
        Washington D.C., 20549

               Form 8-K

            CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
    Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) March
12, 1997


    Commission file number 0-16734


        C.E.C. INDUSTRIES CORP.
(Exact name of registrant as specified in charter)

             Nevada                                  87-0217252
        (State of other jurisdiction of              (I.R.S. Employer
        incorporation or organization)              Identification Number)

        23 Cactus Garden Drive, F-60
        Green Valley (Henderson), Nevada                  89014
        (Address of Principal Executive Office)           (Zip Code)
            (702) 893-4747
(Registrant's Telephone Number, Including Area Code)

              Copies To:
             Gerald Levine
               President
     23 Cactus Garden Drive, F-23
        Henderson, Nevada 89014
            (702)893-4747








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C.E.C. Industries Corp. Page 2

Item No 1    Changes in Control of Registrant.

No events to report.

Item No. 2.  Acquisition or Disposition of Assets.

C.E.C. Industries Corp. announced today that it was rescinding the agreement with the shareholders of Auto
Express, Inc. C.E.C. Industries Corp. had previously agreed to exchange its common stock for 100% of the issued and outstanding shares of Auto Express, Inc.
pursuant to an exchange agreement executed in June of 1996.

The Company subsequently became aware of material misrepresentations as well as other undisclosed liabilities made by Auto Express, Inc. pursuant to the June 1996 Exchange Agreement. In light of the material nature of these issues, C.E.C. Industries Corp. has determined that it is in the best interest of C.E.C. Industries Corp. and it shareholders to rescind the transaction.
 .

Item No. 3.  Bankruptcy or Receivership.

No events to report.

Item No. 4.  Changes in Registrant's Certifying
Accountant.

No events to report.

Item No. 5.  Other Events.

No events to report.

Item No. 6.  Resignation of Registrant's Directors.

No events to report.

Item No. 7. Financial Statements, Proforma Financial
Information and Exhibits.









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C.E.C. Industries Corp. Page Three




             SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


C.E.C. Industries Corp.



By:/s/Gerald Levine                   Dated:
03/12/97
       Gerald Levine, President